The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated September 10, 2025*
September , 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 2-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
Notes Linked to an Unequally Weighted Basket of
Six Currencies Relative to the U.S. Dollar due
September 16, 2027
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek capped exposure to any appreciation of an unequally weighted basket of six currencies relative to the U.S. dollar from the Initial Basket Value to the Final Basket Value. Accordingly, the notes are designed for investors who believe that the basket of six currencies will strengthen relative to the U.S. dollar from the
Pricing Date to the Observation Date. The Reference Currency Returns are subject to an embedded cap of approximately 100.00% and, as a result, the notes are subject to an embedded maximum payment at maturity. In addition, the method of calculating the Reference Currency Returns will diminish any appreciation of the Reference
Currencies and magnify any depreciation of the Reference Currencies relative to the U.S. dollar. Please see “How Do
Exchange Rates and the Reference Currency Return Formulas Work?”, “Selected Risk Considerations — Risks Relating
to the Notes Generally — Your Notes Are Subject to an Embedded Maximum Payment at Maturity” and “Selected Risk
Considerations — Risks Relating to the Notes Generally — The Method of Calculating the Reference Currency Returns
Will Diminish Any Appreciation of the Reference Currencies and Magnify Any Depreciation of the Reference Currencies
Relative to the Base Currency” for more information.
• Because the European Union euro makes up 57.60% of the Basket, we expect that generally the market value of your notes and your payment at maturity will depend to a greater extent on the performance of the European Union euro relative to the U.S. dollar.
• Investors should be willing to forgo interest payments, while seeking full repayment of principal at maturity.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes are expected to price on or about September 12, 2025 and are expected to settle on or about September 17,
2025.
• CUSIP: 48135NZC3
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-10 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
—
$1,000
Total
$
—
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) All sales of the notes will be made to certain fee-based advisory accounts for which an affiliated or unaffiliated broker-dealer is an investment adviser. These broker-dealers will forgo any commissions related to these sales. See “Plan of Distribution (Conflicts of
Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $980.30 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $960.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information. The notes are not bank deposits, are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.
*This preliminary pricing supplement amends and restates and supersedes the original preliminary pricing supplement related hereto dated August 21, 2025 to product supplement no. 2-I in its entirety (the original preliminary pricing supplement is available on the SEC website at http://www.sec.gov/Archives/edgar/data/19617/000121390025079383/ea0254174-01_424b2.htm).

PS-1 | Structured Investments
Notes Linked to an Unequally Weighted Basket of Six Currencies Relative
to the U.S. Dollar
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Basket: An unequally weighted basket of six currencies (each, a “Reference Currency” and together, the “Reference
Currencies”) that measures the performance of the Reference
Currencies relative to the U.S. dollar
Reference Currencies: The table under “Key Terms Relating
to the Reference Currencies” sets forth the Reference
Currencies and the Starting Spot Rate and the Reference
Currency Weight for each Reference Currency.
Base Currency: The U.S. dollar (USD)
Participation Rate: At least 135.00% (to be provided in the
pricing supplement)
Pricing Date: On or about September 12, 2025
Original Issue Date (Settlement Date): On or about
September 17, 2025
Observation Date*: September 13, 2027
Maturity Date*: September 16, 2027
Currency Business Day: A “currency business day,” with
respect to each Reference Currency, means a day, as
determined by the calculation agent, on which (a) dealings in foreign currency in accordance with the practice of the foreign exchange market occur in the City of New York and the
principal financial center for the applicable Reference Currency
(with respect to the European Union euro, Frankfurt, Germany;
with respect to the Japanese yen, Tokyo, Japan; with respect to the British pound sterling, London, United Kingdom; with
respect to the Canadian dollar, Toronto, Canada; with respect to the Swedish krona, Stockholm, Sweden; and with respect to the Swiss franc, Zurich, Switzerland), (b) banking institutions in the City of New York and that principal financial center for that
Reference Currency are not otherwise authorized or required
by law, regulation or executive order to close and (c) with
respect to the European Union euro, T2, the real time gross
settlement system operated by the Eurosystem (or any
successor thereto), is open.
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes —
Postponement of a Determination Date — Notes Linked to Multiple
Underlyings” and “General Terms of Notes — Postponement of a
Payment Date” in the accompanying product supplement
Payment at Maturity:
At maturity, you will receive a cash payment, for each $1,000 principal amount note, of $1,000 plus the Additional Amount, which may be zero and will not be greater than the embedded
cap of at least $1,350.00 per $1,000 principal amount note.
Because of the embedded cap on the Reference Currency
Returns of approximately 100.00%, assuming a Participation
Rate of 135.00%, the maximum payment at maturity is
$2,350.00 per $1,000 principal amount note.
You are entitled to repayment of principal in full at maturity, subject to the credit risks of JPMorgan Financial and
JPMorgan Chase & Co.
Additional Amount: The Additional Amount payable at
maturity per $1,000 principal amount note will equal:
$1,000 + ($1,000 × Basket Return × Participation Rate),
provided that the Additional Amount will not be less than zero or greater than the embedded cap of at least $1,350.00 per
$1,000 principal amount note.
Basket Return:
(Final Basket Value – Initial Basket Value)
Initial Basket Value
Initial Basket Value: Set equal to 100.00 on the Pricing Date
Final Basket Value: The closing level of the Basket on the
Observation Date
Closing Level of the Basket:
100 × [1 + (EUR Return × 57.60%) + (JPY Return × 13.60%) +
(GBP Return ×11.90%) + (CAD Return × 9.10%) + (SEK
Return × 4.20%) + (CHF Return × 3.60%)]
The EUR Return, JPY Return, GBP Return, CAD Return, SEK
Return and CHF Return are the Reference Currency Returns
of the European Union euro, the Japanese yen, the British
pound sterling, the Canadian dollar, the Swedish krona and the
Swiss franc, respectively.
The Reference Currency Return formula for each
Reference Currency effectively limits any positive
contribution of that Reference Currency to a 100% return
but does not limit any negative contribution of that
Reference Currency. See “Additional Key Terms —
Reference Currency Return,” “How Do Exchange Rates and
the Reference Currency Return Formulas Work?”, “What Is the
Basket Return, Assuming a Range of Performances for the
Reference Currencies?”, “Selected Risk Considerations —
Risks Relating to the Notes Generally — Your Notes Are
Subject to an Embedded Maximum Payment at Maturity” and
“Selected Risk Considerations — Risks Relating to the Notes
Generally — The Method of Calculating the Reference
Currency Returns Will Diminish Any Appreciation of the
Reference Currencies and Magnify Any Depreciation of the
Reference Currencies Relative to the Base Currency” in this
pricing supplement for more information.
Starting Spot Rate: With respect to each Reference Currency, the Spot Rate of that Reference Currency on the Pricing Date, as specified under “Key Terms Relating to the Reference
Currencies” in this pricing supplement
Ending Spot Rate: With respect to each Reference Currency,
the Spot Rate of that Reference Currency on the Observation
Date

PS-2 | Structured Investments
Notes Linked to an Unequally Weighted Basket of Six Currencies Relative
to the U.S. Dollar
Additional Key Terms
Spot Rates:
With respect to the European Union euro and the British pound sterling, the Spot Rate on any relevant day is expressed as a number of
U.S. dollars per one unit of the applicable Reference Currency as reported by Refinitiv Ltd. (“Refinitiv”) on the page set forth in the table below (or any successor page) at approximately 10:00 a.m., New York City time, on that day.
With respect to the Japanese yen, the Canadian dollar, the Swedish krona and the Swiss franc, the Spot Rate on any relevant day is expressed as a number of units of the applicable Reference Currency per one U.S. dollar as reported by Refinitiv on the page set forth in the table below (or any successor page) at approximately 10:00 a.m., New York City time, on that day.
Reference Currency
Refinitiv Page
European Union euro (EUR)
USDEURFIXM=WM
Japanese yen (JPY)
USDJPYFIXM=WM
British pound sterling (GBP)
USDGBPFIXM=WM
Canadian dollar (CAD)
USDCADFIXM=WM
Swedish krona (SEK)
USDSEKFIXM=WM
Swiss franc (CHF)
USDCHFFIXM=WM
Reference Currency Return:
The Reference Currency Return with respect to each Reference Currency reflects the performance of that Reference Currency relative to the U.S. dollar from its Starting Spot Rate to its Ending Spot Rate.
With respect to the European Union euro and the British pound sterling, the Reference Currency Return is calculated as follows:
Ending Spot Rate – Starting Spot Rate
Ending Spot Rate
With respect to the Japanese yen, the Canadian dollar, the Swedish krona and the Swiss franc, the Reference Currency Return is calculated as follows:
Starting Spot Rate – Ending Spot Rate
Starting Spot Rate
Under these formulas, the Reference Currency Return for a Reference Currency increases as that Reference Currency appreciates relative to the U.S. dollar (and as the U.S. dollar depreciates relative to that Reference Currency). Conversely, the
Reference Currency Return for a Reference Currency decreases as that Reference Currency depreciates relative to the U.S.
dollar (and as the U.S. dollar appreciates relative to that Reference Currency).
In addition, these formulas have the effect of diminishing any appreciation of the Reference Currencies and magnifying any depreciation of the Reference Currencies relative to the U.S. dollar and effectively limit any positive contribution of each
Reference Currency to an approximately 100% return but do not limit negative contribution of any Reference Currency.
See “How Do Exchange Rates and the Reference Currency Return Formulas Work?”, “What Is the Basket Return, Assuming a Range
of Performances for the Reference Currencies?”, “Selected Risk Considerations — Risks Relating to the Notes Generally — Your
Notes Are Subject to an Embedded Maximum Payment at Maturity” and “Selected Risk Considerations — Risks Relating to the Notes
Generally — The Method of Calculating the Reference Currency Returns Will Diminish Any Appreciation of the Reference Currencies
and Magnify Any Depreciation of the Reference Currencies Relative to the Base Currency” in this pricing supplement for more information.

PS-3 | Structured Investments
Notes Linked to an Unequally Weighted Basket of Six Currencies Relative
to the U.S. Dollar
Key Terms Relating to the Reference Currencies
Reference Currency
Starting Spot
Rate†††
Reference
Currency Weight
European Union euro (EUR)†
57.60%
Japanese yen (JPY)††
13.60%
British pound sterling (GBP)†
11.90%
Canadian dollar (CAD)††
9.10%
Swedish krona (SEK)††
4.20%
Swiss franc (CHF)††
3.60%
† The Starting Spot Rate is expressed as a number of U.S. dollars per one unit of the applicable Reference Currency.
†† The Starting Spot Rate is expressed as a number of units of the applicable Reference Currency per one U.S. dollar.
††† With respect to each Reference Currency, the Starting Spot Rate will be the Spot Rate of that Reference Currency on the Pricing
Date, determined as specified under “Additional Key Terms — Spot Rates” in this pricing supplement.
Supplemental Terms of the Notes
Any values of the Reference Currencies relative to the U.S. dollar, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
How Do Exchange Rates and the Reference Currency Return Formulas Work?
Exchange rates reflect the amount of one currency that can be exchanged for a unit of another currency.
European Union Euro and British Pound Sterling
With respect to each of the European Union euro and British pound sterling, the Spot Rate is expressed as a number of U.S. dollars per one unit of the applicable Reference Currency.
• As a result, an increase in the Spot Rate from the Starting Spot Rate to the Ending Spot Rate means that the applicable
Reference Currency has appreciated / strengthened relative to the U.S. dollar from the Starting Spot Rate to the Ending
Spot Rate. This means that it would take more U.S. dollars to purchase one unit of the applicable Reference Currency on the
Observation Date than it did on the Pricing Date. Viewed another way, one U.S. dollar could purchase fewer units of the applicable Reference Currency on the Observation Date than it could on the Pricing Date.
• Conversely, a decrease in the Spot Rate from the Starting Spot Rate to the Ending Spot Rate means that the applicable
Reference Currency has depreciated / weakened relative to the U.S. dollar from the Starting Spot Rate to the Ending Spot
Rate. This means that one U.S. dollar could purchase more units of the applicable Reference Currency on the Observation
Date than it could on the Pricing Date. Viewed another way, it would take fewer U.S. dollars to purchase one unit of the applicable Reference Currency on the Observation Date than it did on the Pricing Date.
Japanese Yen, Canadian Dollar, Swedish Krona and Swiss Franc
With respect to each of the Japanese yen, the Canadian dollar, the Swedish krona and the Swiss franc, the Spot Rate is expressed as a number of units of the applicable Reference Currency per one U.S. dollar.
• As a result, a decrease in the Spot Rate from the Starting Spot Rate to the Ending Spot Rate means that the applicable
Reference Currency has appreciated / strengthened relative to the U.S. dollar from the Starting Spot Rate to the Ending
Spot Rate. This means that one unit of the applicable Reference Currency could purchase more U.S. dollars on the
Observation Date than it could on the Pricing Date. Viewed another way, it would take fewer units of the applicable Reference
Currency to purchase one U.S. dollar on the Observation Date than it did on the Pricing Date.
• Conversely, an increase in the Spot Rate from the Starting Spot Rate to the Ending Spot Rate means that the applicable
Reference Currency has depreciated / weakened relative to the U.S. dollar from the Starting Spot Rate to the Ending Spot
Rate. This means that it would take more units of the applicable Reference Currency to purchase one U.S. dollar on the

PS-4 | Structured Investments
Notes Linked to an Unequally Weighted Basket of Six Currencies Relative
to the U.S. Dollar
Observation Date than it did on the Pricing Date. Viewed another way, one unit of the applicable Reference Currency could purchase fewer U.S. dollars on the Observation Date than it could on the Pricing Date.
Each Reference Currency Return reflects the return of the applicable Reference Currency relative to the U.S. dollar from the Starting
Spot Rate to the Ending Spot Rate, calculated using the applicable formula set forth above under “Additional Key Terms — Reference
Currency Return.” While each Reference Currency Return for purposes of the notes is determined using the applicable formula set forth above under “Additional Key Terms — Reference Currency Return,” there are other reasonable ways to determine the return of a
Reference Currency relative to the U.S. dollar that would provide different results. For example, another way to calculate the return of a
Reference Currency relative to the U.S. dollar would be to calculate the return that would be achieved by converting U.S. dollars into that Reference Currency at the Starting Spot Rate on the Pricing Date and then, on the Observation Date, converting back into U.S.
dollars at the applicable Ending Spot Rate. In this pricing supplement, we refer to the return of a Reference Currency relative to the
U.S. dollar calculated using that method, which is not used for purposes of the notes, as a “conversion return.”
As demonstrated by the examples below, under the Reference Currency Return formulas, any appreciation of a Reference Currency relative to the U.S. dollar will be diminished, as compared to a conversion return, while any depreciation of a Reference Currency relative to the U.S. dollar will be magnified, as compared to a conversion return. In addition, the diminishing effect on any appreciation of a Reference Currency relative to the U.S. dollar increases as the applicable Reference Currency Return increases, and the magnifying effect on any depreciation of a Reference Currency relative to the U.S. dollar increases as the applicable Reference
Currency Return decreases. Accordingly, your payment at maturity may be less than if you had invested in similar notes that reflected conversion returns.
European Union Euro and British Pound Sterling (expressed as a number of U.S. dollars per one unit of the applicable
Reference Currency)
The following examples assume a Starting Spot Rate of 1.20 for the European Union euro relative to the U.S. dollar.
Example 1: The European Union euro strengthens from the Starting Spot Rate of 1.20 to an Ending Spot Rate of 1.32.
The Reference Currency Return is equal to 9.09%, calculated as follows:
(1.32 – 1.20) / 1.32 = 9.09%
By contrast, if the return on the European Union euro were determined using a conversion return, the return would be 10.00%.
Example 2: The European Union euro strengthens from the Starting Spot Rate of 1.20 to an Ending Spot Rate of 120.
The Reference Currency Return is equal to 99.00%, which demonstrates the embedded cap of approximately 100% on the Reference
Currency Return, calculated as follows:
(120 – 1.20) / 120 = 99.00%
By contrast, if the return on the European Union euro were determined using a conversion return, which would not be subject to the embedded cap of approximately 100%, the return would be 9,900.00%.
As Examples 1 and 2 above demonstrate, the diminishing effect on any appreciation of a Reference Currency relative to the U.S. dollar increases as the applicable Reference Currency Return increases.
Example 3: The European Union euro weakens from the Starting Spot Rate of 1.20 to an Ending Spot Rate of 1.08.
The Reference Currency Return is equal to -11.11%, calculated as follows:
(1.08 – 1.20) / 1.08 = -11.11%
By contrast, if the return on the European Union euro were determined using a conversion return, the return would be -10.00%.
Example 4: The European Union euro weakens from the Starting Spot Rate of 1.20 to an Ending Spot Rate of 0.30.
The Reference Currency Return is equal to -300.00%, which demonstrates that there is no limit on the downside for the Reference
Currency Return, calculated as follows:
(0.30 – 1.20) / 0.30 = -300.00%
By contrast, if the return on the European Union euro were determined using a conversion return, the return would be -75.00%.
As Examples 3 and 4 above demonstrate, the magnifying effect on any depreciation of a Reference Currency relative to the U.S. dollar increases as the applicable Reference Currency Return decreases.

PS-5 | Structured Investments
Notes Linked to an Unequally Weighted Basket of Six Currencies Relative
to the U.S. Dollar
Japanese Yen, Canadian Dollar, Swedish Krona and Swiss Franc (expressed as a number of units of the applicable Reference
Currency per one U.S. dollar)
The following examples assume a Starting Spot Rate of 150 for the Japanese yen relative to the U.S. dollar.
Example 1: The Japanese yen strengthens from the Starting Spot Rate of 150 to an Ending Spot Rate of 135.
The Reference Currency Return is equal to 10.00%, calculated as follows:
(150 – 135) / 150 = 10.00%
By contrast, if the return on the Japanese yen were determined using a conversion return, the return would be 11.11%.
Example 2: The Japanese yen strengthens from the Starting Spot Rate of 150 to an Ending Spot Rate of 1.50.
The Reference Currency Return is equal to 99.00%, which demonstrates the embedded cap of approximately 100% on the Reference
Currency Return, calculated as follows:
(150 – 1.50) / 150 = 99.00%
By contrast, if the return on the Japanese yen were determined using a conversion return, which would not be subject to the embedded cap of approximately 100%, the return would be 9,900.00%.
As Examples 1 and 2 above demonstrate, the diminishing effect on any appreciation of a Reference Currency relative to the U.S. dollar increases as the applicable Reference Currency Return increases.
Example 3: The Japanese yen weakens from the Starting Spot Rate of 150 to an Ending Spot Rate of 165.
The Reference Currency Return is equal to -10.00%, calculated as follows:
(150 – 165) / 150 = -10.00%
By contrast, if the return on the Japanese yen were determined using a conversion return, the return would be -9.09%.
Example 4: The Japanese yen weakens from the Starting Spot Rate of 150 to an Ending Spot Rate of 600.
The Reference Currency Return is equal to -300.00%, which demonstrates that there is no limit on the downside for the Reference
Currency Return, calculated as follows:
(150 – 600) / 150 = -300.00%
By contrast, if the return on the Japanese yen were determined using a conversion return, the return would be -75.00%.
As Examples 3 and 4 above demonstrate, the magnifying effect on any depreciation of a Reference Currency relative to the U.S. dollar increases as the applicable Reference Currency Return decreases.
The hypothetical Starting Spot Rates, Ending Spot Rates and Reference Currency Returns set forth above are for illustrative purposes only and have been rounded for ease of analysis.

PS-6 | Structured Investments
Notes Linked to an Unequally Weighted Basket of Six Currencies Relative
to the U.S. Dollar
Hypothetical Payout Profile
The following table and graph illustrate the hypothetical payment at maturity on the notes. The hypothetical payments set forth below assume the following:
• an Initial Basket Value of 100.00; and
• a Participation Rate of 135.00%.
Each hypothetical payment at maturity set forth below is for illustrative purposes only and may not be the actual payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table and graph have been rounded for ease of analysis.
Final Basket Value
Basket Return
Basket Return ×
Participation Rate (135%)
Additional Amount
Payment at Maturity
165.00
65.00%
87.75%
$877.50
$1,877.50
150.00
50.00%
67.50%
$675.00
$1,675.00
140.00
40.00%
54.00%
$540.00
$1,540.00
130.00
30.00%
40.50%
$405.00
$1,405.00
120.00
20.00%
27.00%
$270.00
$1,270.00
110.00
10.00%
13.50%
$135.00
$1,135.00
105.00
5.00%
6.75%
$67.50
$1,067.50
101.00
1.00%
1.35%
$13.50
$1,013.50
100.00
0.00%
0.00%
$0.00
$1,000.00
95.00
-5.00%
N/A
$0.00
$1,000.00
90.00
-10.00%
N/A
$0.00
$1,000.00
80.00
-20.00%
N/A
$0.00
$1,000.00
70.00
-30.00%
N/A
$0.00
$1,000.00
60.00
-40.00%
N/A
$0.00
$1,000.00
50.00
-50.00%
N/A
$0.00
$1,000.00
40.00
-60.00%
N/A
$0.00
$1,000.00
30.00
-70.00%
N/A
$0.00
$1,000.00
20.00
-80.00%
N/A
$0.00
$1,000.00
10.00
-90.00%
N/A
$0.00
$1,000.00
0.00
-100.00%
N/A
$0.00
$1,000.00

PS-7 | Structured Investments
Notes Linked to an Unequally Weighted Basket of Six Currencies Relative
to the U.S. Dollar
The following graph demonstrates the hypothetical payments at maturity on the notes for a range of Basket Returns. There can be no assurance that the performance of the Basket will result in a payment at maturity in excess of $1,000.00 per $1,000 principal amount note, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.
How the Notes Work
Upside Scenario:
If the Final Basket Value is greater than the Initial Basket Value, investors will receive at maturity the $1,000 principal amount plus the
Additional Amount, which is equal to $1,000 times the Basket Return times the Participation Rate of at least 135.00%.
• Assuming a hypothetical Participation Rate of 135.00%, if the closing level of the Basket increases 10.00%, investors will receive at maturity a return equal to 13.50%, or $1,135.00 per $1,000 principal amount note.
Par Scenario:
If the Final Basket Value is equal to or less than the Initial Basket Value, the Additional Amount will be zero and investors will receive at maturity the principal amount of their notes.
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

PS-8 | Structured Investments
Notes Linked to an Unequally Weighted Basket of Six Currencies Relative
to the U.S. Dollar
What Is the Basket Return, Assuming a Range of Performances for the Reference Currencies?
The examples below illustrate hypothetical Basket Returns, assuming a range of performances for the Reference Currencies. The hypothetical Basket Returns set forth below assume the Starting Spot Rates as set forth in the tables below. The Basket Returns set forth below are for illustrative purposes only and may not be the actual Basket Returns applicable to the notes. You should consider carefully whether the notes are suitable to your investment goals. The numbers appearing in the examples below have been rounded for ease of analysis.
Example 1
Reference Currency
Reference
Currency
Weight
Hypothetical
Starting Spot
Rate
Hypothetical
Ending Spot
Rate
Reference
Currency
Return
European Union euro
57.60%
1.20
1.50
20.00%
Japanese yen
13.60%
150.00
135.00
10.00%
British pound sterling
11.90%
1.40
1.75
20.00%
Canadian dollar
9.10%
1.40
1.225
12.50%
Swedish krona
4.20%
9.30
8.37
10.00%
Swiss franc
3.60%
0.80
0.64
20.00%
Basket Return:
17.54%
In this example, each of the Reference Currencies appreciated in value relative to the U.S. dollar, resulting in positive Reference
Currency Returns for each Reference Currency relative to the U.S. dollar, with a Basket Return of 17.54%.
Example 2
Reference Currency
Reference
Currency
Weight
Hypothetical
Starting Spot
Rate
Hypothetical
Ending Spot
Rate
Reference
Currency
Return
European Union euro
57.60%
1.20
1.00
-20.00%
Japanese yen
13.60%
150.00
165.00
-10.00%
British pound sterling
11.90%
1.40
1.16667
-20.00%
Canadian dollar
9.10%
1.40
1.568
-12.00%
Swedish krona
4.20%
9.30
11.16
-20.00%
Swiss franc
3.60%
0.80
1.00
-25.00%
Basket Return:
-18.09%
In this example, each of the Reference Currencies depreciated in value relative to the U.S. dollar, resulting in negative Reference
Currency Returns for each Reference Currency relative to the U.S. dollar, with a Basket Return of -18.09%.

PS-9 | Structured Investments
Notes Linked to an Unequally Weighted Basket of Six Currencies Relative
to the U.S. Dollar
Example 3
Reference Currency
Reference
Currency
Weight
Hypothetical
Starting Spot
Rate
Hypothetical
Ending Spot
Rate
Reference
Currency
Return
European Union euro
57.60%
1.20
0.60
-100.00%
Japanese yen
13.60%
150.00
135.00
10.00%
British pound sterling
11.90%
1.40
1.75
20.00%
Canadian dollar
9.10%
1.40
1.225
12.50%
Swedish krona
4.20%
9.30
8.37
10.00%
Swiss franc
3.60%
0.80
0.64
20.00%
Basket Return:
-51.58%
In this example, the Japanese yen, the British pound sterling, the Canadian dollar, the Swedish krona and the Swiss franc each appreciated in value relative to the U.S. dollar, resulting in positive Reference Currency Returns for each of those Reference Currency relative to the U.S. dollar, and the European Union euro depreciated in value relative to the U.S. dollar, resulting in a Reference
Currency Return for the European Union euro of -100.00%. The Basket Return is -51.58%. This example demonstrates that, because the European Union euro makes up 57.60% of the Basket, depreciation of the European Union euro relative to the U.S. dollar can more than offset appreciation of the other Reference Currencies relative to the U.S. dollar.
Example 4
Reference Currency
Reference
Currency
Weight
Hypothetical
Starting Spot
Rate
Hypothetical
Ending Spot
Rate
Reference
Currency
Return
European Union euro
57.60%
1.20
120.00
99.00%
Japanese yen
13.60%
150.00
1,350.00
-800.00%
British pound sterling
11.90%
1.40
140.00
99.00%
Canadian dollar
9.10%
1.40
0.014
99.00%
Swedish krona
4.20%
9.30
0.093
99.00%
Swiss franc
3.60%
0.80
0.008
99.00%
Basket Return:
-23.26%
In this example, the European Union euro, the British pound sterling, the Canadian dollar, the Swedish krona and the Swiss franc each appreciated significantly in value relative to the U.S. dollar, resulting in Reference Currency Returns for each of those Reference
Currencies of 99.00%, and the Japanese yen depreciated significantly in value relative to the U.S. dollar, resulting in a Reference
Currency Return for the Japanese yen of -800.00%. The Basket Return is -23.26%. This example demonstrates that (a) no Reference
Currency Return will be greater than approximately 100% and (b) depreciation by one Reference Currency relative to the U.S. dollar can more than offset appreciation of the other Reference Currencies relative to the U.S. dollar, even when the other Reference
Currencies collectively have a greater weight within the Basket.

PS-10 | Structured Investments
Notes Linked to an Unequally Weighted Basket of Six Currencies Relative
to the U.S. Dollar
Selected Risk Considerations
An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Reference
Currencies, the U.S. dollar, the respective exchange rates between the Reference Currencies and the U.S. dollar or any contracts related to the Reference Currencies, the U.S. dollar or the respective exchange rates between the Reference Currencies and the U.S.
dollar. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• THE NOTES MAY NOT PAY MORE THAN THE PRINCIPAL AMOUNT AT MATURITY —
You may receive a lower payment at maturity than you would have received if you had invested directly in the Reference
Currencies, the U.S. dollar or any contracts related to the Reference Currencies, the U.S. dollar or the respective exchange rates between the Reference Currencies and the U.S. dollar. If the Basket Return is not positive (i.e., the Basket does not appreciate from the Initial Basket Value to the Final Basket Value), the Additional Amount will be zero. This will be true even if the Basket
Return was positive at some time during the term of the notes but depreciates or remains flat from the Initial Basket Value on the
Observation Date.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• YOUR NOTES ARE SUBJECT TO AN EMBEDDED MAXIMUM PAYMENT AT MATURITY —
Because the Reference Currency Returns are expressed either as the Ending Spot Rate minus the Starting Spot Rate, divided by the Ending Spot Rate, or as the Starting Spot Rate minus the Ending Spot Rate, divided by the Starting Spot Rate, your payment at maturity is subject to an embedded maximum payment at maturity. In no event will any Reference Currency Return be greater than 100% and, accordingly, the Basket Return will not be greater than 100%. As a result, assuming a Participation Rate of
135.00%, the Additional Amount will be at most $1,350.00 per $1,000 principal amount note, and the payment at maturity will be at most $2,350.00 per $1,000 principal amount note.
• THE METHOD OF CALCULATING THE REFERENCE CURRENCY RETURNS WILL DIMINISH ANY APPRECIATION OF THE
REFERENCE CURRENCIES AND MAGNIFY ANY DEPRECIATION OF THE REFERENCE CURRENCIES RELATIVE TO THE
BASE CURRENCY —
Each Reference Currency Return reflects the return of a Reference Currency relative to the U.S. dollar from the Starting Spot Rate to the Ending Spot Rate, calculated using the applicable formula set forth above under “Additional Key Terms — Reference
Currency Return.” While each Reference Currency Return for purposes of the notes is determined using the applicable formula set forth above under “Additional Key Terms — Reference Currency Return,” there are other reasonable ways to determine the return of a Reference Currency relative to the U.S. dollar that would provide different results. For example, another way to calculate the return of a Reference Currency relative to the U.S. dollar would be to calculate the return that would be achieved by converting
U.S. dollars into that Reference Currency at the Starting Spot Rate on the Pricing Date and then, on the Observation Date, converting back into U.S. dollars at the Ending Spot Rate. In this pricing supplement, we refer to the return of a Reference

PS-11 | Structured Investments
Notes Linked to an Unequally Weighted Basket of Six Currencies Relative
to the U.S. Dollar
Currency relative to the U.S. dollar calculated using that method, which is not used for purposes of the notes, as a “conversion return.”
Under the Reference Currency Return formula, any appreciation of a Reference Currency relative to the U.S. dollar will be diminished, as compared to a conversion return, while any depreciation of a Reference Currency relative to the U.S. dollar will be magnified, as compared to a conversion return. The diminishing effect on any appreciation of a Reference Currency relative to the
U.S. dollar, which we refer to as an embedded variable decelerating upside leverage, increases as the applicable Reference
Currency Return increases. The magnifying effect on any depreciation of a Reference Currency relative to the U.S. dollar, which we refer to as an embedded variable downside leverage, increases as the applicable Reference Currency Return decreases.
Accordingly, your payment at maturity may be less than if you had invested in similar notes that reflected conversion returns. See
“How Do Exchange Rates and the Reference Currency Return Formulas Work?” in this pricing supplement for more information.
• THE NOTES DO NOT PAY INTEREST.
• CORRELATION (OR LACK OF CORRELATION) OF THE REFERENCE CURRENCIES —
The notes are linked to an unequally weighted Basket composed of six Reference Currencies relative to the U.S. dollar. Because the European Union euro makes up 57.60% of the Basket, we expect that generally the market value of your notes and your payment at maturity will depend to a greater extent on the performance of the European Union euro relative to the U.S. dollar. In calculating the Final Basket Value, an increase in the value of one of the Reference Currencies relative to the U.S. dollar may be moderated, or more than offset, by lesser increases or declines in the values of the other Reference Currencies relative to the U.S.
Dollar. In addition, high correlation of movements in the values of the Reference Currencies relative to the U.S. dollar during periods of negative returns among the Reference Currencies could have an adverse effect on the payment at maturity on the notes.
• THE NOTES MIGHT NOT PAY AS MUCH AS A DIRECT INVESTMENT IN THE REFERENCE CURRENCIES —
You may receive a lower payment at maturity than you would have received if you had invested directly in the Reference
Currencies or contracts related to the Reference Currencies for which there is an active secondary market.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities LLC, which we refer to as JPMS, is willing to buy the notes.
You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
• THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Participation Rate.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.

PS-12 | Structured Investments
Notes Linked to an Unequally Weighted Basket of Six Currencies Relative
to the U.S. Dollar
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the
Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the projected hedging profits, if any, estimated hedging costs and the values of the Reference Currencies relative to the Base Currency. Additionally, independent pricing vendors and/or third party broker-
dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary
market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Reference Currencies
• THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RISK —
Foreign currency exchange rates vary over time, and may vary considerably during the term of the notes. The value of a
Reference Currency or the U.S. dollar is at any moment a result of the supply and demand for that currency. Changes in foreign currency exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the European Union and its member countries, Japan, the United Kingdom, Canada, Sweden, Switzerland (the
“Reference Currency Countries”), the United States and other relevant countries or regions.
Of particular importance to potential currency exchange risk are:
• existing and expected rates of inflation;
• existing and expected interest rate levels;
• the balance of payments in the Reference Currency Countries and the United States, and between each country or region and its major trading partners;
• political, civil or military unrest in the Reference Currency Countries and the United States; and
• the extent of governmental surplus or deficit in the Reference Currency Countries and the United States.

PS-13 | Structured Investments
Notes Linked to an Unequally Weighted Basket of Six Currencies Relative
to the U.S. Dollar
All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the Reference Currency Countries and the United States, and those of other countries important to international trade and finance.
• GOVERNMENTAL INTERVENTION COULD MATERIALLY AND ADVERSELY AFFECT THE VALUE OF THE NOTES —
Foreign exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government or left to float freely. Governments, including those of the Reference Currency Countries and the United States, use a
variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. In addition, other governmental actions, such as sanctions, against the government issuing a Reference Currency could adversely affect the value of that Reference Currency relative to the U.S. dollar. Thus, a special risk in purchasing the notes is that their trading value and amount payable could be affected by the actions of sovereign governments, fluctuations in response to other market forces and the movement of currencies across borders.
• EVEN THOUGH THE REFERENCE CURRENCIES AND THE U.S. DOLLAR TRADE AROUND-THE-CLOCK, THE NOTES WILL
NOT —
Because the inter-bank market in foreign currencies is a global, around-the-clock market, the hours of trading for the notes, if any, will not conform to the hours during which the Reference Currencies and the U.S. dollar are traded. Consequently, significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the notes. Additionally, there is no systematic reporting of last-sale information for foreign currencies which, combined with the limited availability of quotations to individual investors, may make it difficult for many investors to obtain timely and accurate data regarding the state of the underlying foreign exchange markets.
• CURRENCY EXCHANGE RISKS CAN BE EXPECTED TO HEIGHTEN IN PERIODS OF FINANCIAL TURMOIL —
In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions. In addition, governments around the world, including the United States government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies. Such interventions affect currency exchange rates globally and, in particular, the values of the Reference Currencies relative to the U.S. dollar. Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the notes and your return on your investment in the notes at maturity.
• CURRENCY MARKET DISRUPTIONS MAY ADVERSELY AFFECT YOUR RETURN —
The calculation agent may, in its sole discretion, determine that the currency markets have been affected in a manner that prevents it from properly determining, among other things, the Spot Rates and the Reference Currency Returns. These events may include disruptions or suspensions of trading in the currency markets as a whole, and could be a Convertibility Event, a Deliverability
Event, a Liquidity Event, a Taxation Event, a Discontinuity Event or a Price Source Disruption Event. See “The Underlyings —
Currencies — Market Disruption Events for a Reference Currency Relative to a Base Currency” in the accompanying product supplement for further information on what constitutes a market disruption event.

PS-14 | Structured Investments
Notes Linked to an Unequally Weighted Basket of Six Currencies Relative
to the U.S. Dollar
The Basket
The return on the notes is linked to an unequally weighted basket consisting of six Reference Currencies.
The following table sets forth the Spot Rate of each Reference Currency on September 8, 2025. We obtained the Spot Rates below from Refinitiv, without independent verification.
Reference Currency
Spot Rate on September 8, 2025
European Union euro (EUR)
1.17525
Japanese yen (JPY)
146.715
British pound sterling (GBP)
1.35580
Canadian dollar (CAD)
1.38085
Swedish krona (SEK)
9.34440
Swiss franc (CHF)
0.79400
Historical Information
The graph below shows the weekly performance of the Basket from January 3, 2020 through September 5, 2025, assuming that the
Initial Basket Value was set equal to 100 on January 3, 2020 and the weights of the Reference Currencies were as specified under
“Key Terms Relating to the Reference Currencies” in this pricing supplement on that date and that the exchange rates (as described below) of each Reference Currency relative to the U.S. dollar on the relevant dates were the Spot Rates on those dates. The exchange rates and the historical weekly Basket performance data in this graph were determined using the rates reported by the Bloomberg
Professional® service (“Bloomberg”) and may not be indicative of the Basket performance using the Spot Rates of the Reference
Currencies relative to the U.S. dollar that would be derived from the applicable Refinitiv pages.
The six graphs below show the historical weekly performance of each Reference Currency relative to the U.S. dollar based on the weekly historical conventional market quotations shown on Bloomberg from January 3, 2020 through September 5, 2025.

PS-15 | Structured Investments
Notes Linked to an Unequally Weighted Basket of Six Currencies Relative
to the U.S. Dollar

PS-16 | Structured Investments
Notes Linked to an Unequally Weighted Basket of Six Currencies Relative
to the U.S. Dollar

PS-17 | Structured Investments
Notes Linked to an Unequally Weighted Basket of Six Currencies Relative
to the U.S. Dollar
The exchange rates displayed in the graphs above are for illustrative purposes only and do not form part of the calculation of the
Reference Currency Returns. The value of the Basket, and thus the Basket Return, increases when the individual Reference
Currencies appreciate in value against the U.S. dollar.
The historical performance of the Basket and each Reference Currency relative to the U.S. dollar should not be taken as indications of future performance, and no assurance can be given as to the closing level of the Basket on the Observation Date or the Spot Rates of
any of the Reference Currencies on the Pricing Date or the Observation Date. There can be no assurance that the performance of the
Basket will result in a payment at maturity in excess of your principal amount, subject to the credit risks of JPMorgan Financial and
JPMorgan Chase & Co.
Tax Treatment
There is uncertainty regarding the U.S. federal income tax consequences of an investment in the notes due to the lack of governing authority. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences,” and in particular the subsection thereof entitled “— Tax Consequences to U.S. Holders — Notes with a Term of More than One Year — Notes Treated as
Contingent Payment Debt Instruments” in the accompanying product supplement no. 2-I. Based on current market conditions, we intend to treat the notes for U.S. federal income tax purposes as “contingent payment debt instruments.” Assuming this treatment is respected, as discussed in that subsection, unlike a traditional debt instrument that provides for periodic payments of interest at a single fixed rate, with respect to which a cash-method investor generally recognizes income only upon receipt of stated interest, you generally will be required to accrue original issue discount (“OID”) on your notes in each taxable year at the “comparable yield,” as determined by us, although we will not make any payment with respect to the notes until maturity. Upon sale or exchange (including at maturity), you will recognize taxable income or loss equal to the difference between the amount received from the sale or exchange and your adjusted basis in the note, which generally will equal the cost thereof, increased by the amount of OID you have accrued in respect of the note.
You generally must treat any income as interest income and any loss as ordinary loss to the extent of previous interest inclusions, and the balance as capital loss. The deductibility of capital losses is subject to limitations. Special rules may apply if the amount payable at maturity is treated as becoming fixed prior to maturity. You should consult your tax adviser concerning the application of these rules.
The discussions herein and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. Purchasers who are not initial purchasers of notes at their issue price should consult their tax advisers with respect to the tax consequences of an investment in notes, including the treatment of the difference, if any, between the basis in their notes and the notes’ adjusted issue price.
Because our intended treatment of the notes as CPDIs is based on current market conditions, we may determine an alternative treatment is more appropriate based on circumstances at the time of pricing. Our ultimate determination will be binding on you, unless you properly disclose to the IRS an alternative treatment. Also, the IRS may challenge the treatment of the notes as CPDIs. If we determine not to treat the notes as CPDIs, or if the IRS successfully challenges the treatment of the notes as CPDIs, then the notes will be treated as debt instruments that are not CPDIs and, unless treated as issued with less than a specified de minimis amount of original issue discount, could (depending on the facts at the time of pricing) require the accrual of original issue discount as ordinary interest

PS-18 | Structured Investments
Notes Linked to an Unequally Weighted Basket of Six Currencies Relative
to the U.S. Dollar
income based on a yield to maturity different from (and possibly higher than) the comparable yield. Accordingly, under this treatment, your annual taxable income from (and adjusted tax basis in) the notes could be higher or lower than if the notes were treated as CPDIs, and any loss recognized upon a disposition of the notes (including upon maturity) would be capital loss, the deductibility of which is subject to limitations. Accordingly, this alternative treatment could result in adverse tax consequences to you.
The discussions in the preceding paragraphs, when read in combination with the section entitled “Material U.S. Federal Income Tax
Consequences” (and in particular the subsection thereof entitled “— Tax Consequences to U.S. Holders — Notes with a Term of More than One Year — Notes Treated as Contingent Payment Debt Instruments”) in the accompanying product supplement, to the extent they reflect statements of law, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of owning and disposing of the notes.
Comparable Yield and Projected Payment Schedule
We will determine the comparable yield for the notes and will provide that comparable yield and the related projected payment schedule
(or information about how to obtain them) in the pricing supplement for the notes, which we will file with the SEC. The comparable yield for the notes will be determined based upon a variety of factors, including actual market conditions and our borrowing costs for debt instruments of comparable maturities at the time of issuance. The comparable yield and projected payment schedule are determined solely to calculate the amount on which you will be taxed with respect to the notes in each year and are neither a prediction nor a guarantee of what the actual yield will be.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary

PS-19 | Structured Investments
Notes Linked to an Unequally Weighted Basket of Six Currencies Relative
to the U.S. Dollar
Market Prices of the Notes — The Estimated Value of the Notes Will Be Lower Than the Original Issue Price (Price to Public) of the
Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates.
See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value
of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-
Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “Hypothetical Payout Profile” and “How the Notes Work” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Basket” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. This preliminary pricing supplement amends and restates and supersedes the original preliminary pricing supplement related hereto dated August 21,
2025 in its entirety. You should not rely on the original preliminary pricing supplement related hereto dated August 21, 2025 in making your decision to invest in the notes. You should carefully consider, among other things, the matters set forth in the “Risk
Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 2-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029567/ea151907_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.